UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2007

Allied Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-22832	52-1081052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1919 Pennsylvania Avenue, N.W., Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202 721-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2007, Allied Capital Corporation (the "Company") and The Bank of New York (the "Trustee"), entered into the Third Supplemental Indenture, dated as of March 28, 2007 (the "Third Supplemental Indenture"), to the Indenture, dated as of June 16, 2006, by and between the Company and the Trustee (the "Indenture"), relating to the Company’s issuance, offer and sale of $200,000,000 aggregate principal amount of its 6.875% notes due 2047 (the "Notes"), pursuant to an underwriting agreement, dated March 23, 2007 (the "Underwriting Agreement"), by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein. The Indenture and a form of the underwriting agreement was filed with the Registration Statement on Form N-2 (File No. 333-133755) that the Company filed with the Securities and Exchange Commission on June 21, 2006. The underwriters may also purchase up to an additional 15% of the total aggregate principal amount of the Notes within 30 days of closing.

The Notes will be the direct unsecured obligations of the Company and will rank pari passu with all of the Company's outstanding and future unsecured indebtedness.

The Company intends to use the net proceeds of the offering to reduce borrowings under its revolving line of credit, to invest in debt or equity securities in primarily privately negotiated transactions, and for other general corporate purposes.

The Third Supplemental Indenture amends the Indenture governing the Notes by establishing the terms of the Notes and adding two additional covenants, through which the Company has agreed to not violate Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, while the Notes are outstanding, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Exchange Act of 1934, as amended. The Third Supplemental Indenture also revises certain events of default to eliminate the grace period for the failure to pay principal of the Notes when due. The amendments to the Indenture apply to the Notes only and do not apply to any prior or future issuance of debt securities under the Indenture.

The Company may redeem the Notes in whole or in part at any time or from time to time at the Company's option on or after April 15, 2012, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of $25 per security plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to the date fixed for redemption. Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, to the extent applicable. For more information regarding our ability to redeem the Notes, including upon certain tax events, refer to "Specific Terms of the Notes and the Offering – Optional Redemption" and "Specific Terms of the Notes and the Offering - Redemption Upon a Tax Event" in the Prospectus Supplement filed with the Securities and Exchange Commission on March 23, 2007.

The Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333–133755) that the Company filed with the Securities and Exchange Commission relating to the public offering from time to time of our debt securities pursuant to Rule 415 of the Securities Act of 1933, as amended, and the prospectus supplement filed with the Securities and Exchange Commission on March 23, 2007. The transaction closed on March 28, 2007.

Merrill Lynch, Pierce, Fenner & Smith Incorporated served as the sole book runner for this transaction. Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC were the senior co-managers on the deal. Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., RBC Dain Rauscher Inc., and SunTrust Capital Markets, Inc. were the junior co-managers on the deal.

Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and SunTrust Capital Markets, Inc. are members of the lending syndicate for the Company's unsecured revolving line of credit and will receive proceeds of the transaction by reason of the repayment of amounts outstanding thereunder.

The foregoing description of the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Supplemental Indenture filed as Exhibit d.8 to the Post-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-133755) filed with the Securities and Exchange Commission on March 28, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description under Item 1.01 for a discussion of the Company’s issuance of Notes, which discussion is incorporated by reference into this item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Capital Corporation

March 28, 2007	By:	Penni F. Roll

Name: Penni F. Roll
Title: Chief Financial Officer